                                                                      EXHIBIT 2

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              MICHAELS STORES, INC.

                           Under Sections 242 and 245
                                     of the
                        Delaware General Corporation Law

         Michaels Stores, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         First:  The name of the Corporation is Michaels Stores, Inc.

         Second: The Corporation was originally incorporated under the name Michaels Arts & Crafts, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State, Dover, Delaware, on the 18th day of November, 1983.

         Third: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation. The amendment to the Certificate of Incorporation effected by this certificate is as follows:

         To amend Article Four to increase the number of shares of common stock issuable to Fifty Million Shares.

         Fourth: The amendment and the restatement of the Certificate of Incorporation have been approved by the Corporation's Board of Directors and have been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by an affirmative vote of the holders of a majority of all outstanding shares entitled to vote at a meeting of stockholders.

         Fifth: The text of the Restated Certificate of Incorporation of Michaels Stores, Inc., as amended, is hereby restated and further amended to read in its entirety as follows:



                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              MICHAELS STORES, INC.

                                   ARTICLE ONE

         The name of the Corporation is Michaels Stores, Inc.

                                   ARTICLE TWO

         The location of the Corporation's registered office is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

         The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is Fifty-Two Million (52,000,000), consisting of Fifty Million (50,000,000) shares of common stock (the "Common Stock") having a par value of $.10 per share, and Two Million (2,000,000) shares of preferred stock (the "Preferred Stock"), having a par value of $.10 per share.

         The Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. Subject to the provisions of this Article Four, the Board of Directors is expressly authorized to fix the relative preferences, priorities and restrictions of the Preferred Stock or any series thereof by resolution and by filing a Certificate thereof as provided in the General Corporation Law of the State of Delaware or succeeding legislation. Without limiting the generality of the foregoing, the Board of Directors is expressly authorized, in its absolute discretion, to confer upon the holders of any series of the Preferred Stock the right, voting separately as a class, to approve or disapprove any of the actions referred to in Article Eight of this Certificate of Incorporation by the same percentage of such series of Preferred Stock as said Article requires for action in the case of the holders of the Common Stock, in which event the provisions of said Article shall apply, with such changes as the context may require, separately to such series of Preferred Stock.

         Subject to the provisions of law and the preferences of the Preferred Stock, dividends may be paid on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable; and each holder of Common Stock will have one vote for each share of Common Stock held by him on all matters voted upon by the stockholders.

         No approval by class or series vote or otherwise of the holders of the Preferred Stock or any series thereof will be required for the issue by the Board of Directors of any other series of Preferred Stock, whether or not in any respect senior to or on a parity with any such outstanding series, provided, however, that the Board of Directors may condition the issue of such additional series of Preferred Stock on the approval, by such proportion as the Board of Directors may specify, of any such outstanding series.

         No holder of any of the shares of any class or series of stock, or of options, warrants or other rights to purchase shares of any class or series of stock or other securities of the Corporation, will have any preemptive or preferential right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, nor notes, bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock. Shares of stock of any class or series, or any notes, bonds, debentures and other securities convertible into or carrying warrants, rights or options to purchase shares of stock of any class or series may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or otherwise, and upon such terms as may be deemed by the Board of Directors in the exercise of its sole discretion.

         Shares of Common Stock and, subject to the provisions of this Article, shares of any series of Preferred Stock, may be issued from time to time as the Board of Directors determines and on such terms and for such consideration as may be fixed by the Board of Directors.

         The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

                                  ARTICLE FIVE

         The stockholders of the Corporation shall not have cumulative voting rights for the election of directors or for any other purpose.

                                   ARTICLE SIX

         The Board of Directors of the Corporation may make, alter or repeal the Bylaws of the Corporation from time to time.

                                  ARTICLE SEVEN

         The property, business and affairs of the Corporation will be managed and controlled by the Board of Directors.

         The number of directors (exclusive of any directors elected by class vote of any series of Preferred Stock pursuant to the terms thereof) will be fixed from time to time by a vote of a majority of the entire Board of Directors. The phrase "entire Board of Directors", when used in this Certificate of Incorporation refers to the total number of directors, determined as if there were no vacancies.

         The directors shall be divided into three classes, each consisting of one-third of such directors as nearly as may be. At each annual meeting of stockholders, successors to the class of directors whose term expires that year shall be elected for a three-year term. If the number of such directors is changed, any increase or decrease in such directors shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible, and any additional director to any class shall hold office for a term which shall coincide with the terms of such class.

         Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, will be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen will hold office until the next election of the class for which such directors will have been chosen and until their successors are duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders will be as provided in the terms of such series. Subject to the foregoing, at each annual meeting of stockholders, the successors to the class of directors whose term then expires will be elected to hold office for a term expiring at the third succeeding annual meeting.

         Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations by stockholders must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such written notice may be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders.

         Each notice required by the foregoing paragraph will set forth (i) the name, age, business address and, if known, residence address of each such nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation as to which voting power is held or shared by each such nominee, the stockholder(s) giving such notice, and any person, firm, or entity acting in concert with any of them for the purpose of electing such nominee.

         The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and, if he should so determine, he will so declare to the meeting and the defective nomination will be disregarded.

         Except as expressly required by any provision of the General Corporation Law of the State of Delaware, by a provision of any series of Preferred Stock fixed by the Board of Directors or by a provision of the Certificate of Incorporation of the Corporation adopted by a vote of the holders of stock sufficient to amend this paragraph, no act or determination of the Board of Directors will require an approval or other authorization whatsoever by the stockholders or any class of them.

         A majority of the entire Board of Directors or of any committee thereof constitutes a quorum for the transaction of business by the Board of Directors or such committee, as the case may be. The vote of a majority of the directors or members of any committee thereof present at a meeting at which a quorum is present is the act of the Board of Directors or such committee unless a greater vote is expressly required by any provisions of the General Corporation Law of the State of Delaware, by a provision of any series of Preferred Stock fixed by the Board of Directors, or by a provision of the Certificate of Incorporation of the Corporation adopted by a vote of the holders of stock sufficient to amend this paragraph. The Board of Directors and any committee thereof may hold meetings, and have an office or offices within or without the State of Delaware, as the Board or such committee may determine from time to time.

         Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board or committee.

         Any director may be removed either for or without cause, at any special meeting of stockholders by the affirmative vote of not less than two-thirds (2/3) of all of the votes which the holders of the issued and outstanding Common Stock of the Corporation are entitled to vote at an election of directors, unless at the time any such removal is submitted to a vote of the stockholders of the Corporation entitled to vote there is no Person (as defined in Article Eight) beneficially owning or controlling five percent (5%) or more of the Common Stock of the Corporation in which event such removal may be approved by the vote of not less than a majority of all the votes which the holders of the issued and outstanding Common Stock of the Corporation are entitled to vote at an election of directors.

                                  ARTICLE EIGHT

         In the event that the holders of the Common Stock of the Corporation are entitled to vote on (i) a merger or consolidation with any Person (as hereinafter defined) or on a proposal that the Corporation sell, lease or exchange substantially all of its assets and property to or with any Person or that any Person sell, lease or exchange substantially all of its assets and property to or with the Corporation, and such Person beneficially owns or controls, directly or indirectly, Common Stock representing five percent (5%) or more of the voting power of the Corporation at the record date for determining stockholders entitled to vote or (ii) any reclassification of securities, recapitalization or other transaction (except redemptions permitted by the terms of the security redeemed or repurchases of the securities for cancellation or the Corporation's treasury) designed to decrease the number of holders of the Corporation's Common Stock remaining after any Person has acquired beneficial ownership of five percent (5%) or more of the Common Stock of the Corporation, the favorable vote of not less than two-thirds (2/3) of all of the votes which the holders of the issued and outstanding Common Stock of the Corporation are entitled to cast thereon shall be required for the approval of any such action; provided that the foregoing shall not apply to any such merger, consolidation or such sale, lease or exchange of assets and property or such reclassification or recapitalization which was approved by the Board of Directors of the Corporation prior to the acquisition of beneficial ownership or control of Common Stock representing at least five percent (5%) of the voting power of the Corporation by any such Person.

         For the purpose hereof, a "Person" shall mean any corporation, partnership, association, trust (other than any trust holding stock of the employees of the Corporation pursuant to any stock purchase, ownership or employee benefit plan of the Corporation), business entity, estate or individual or any Affiliate (as hereinafter defined) of any of the foregoing, and the term "Person" shall include a "group" of persons (a "Group"), as that term is defined for purposes of Section 13 of the Securities Exchange Act of 1934, as amended, and the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder, and any member of such a Group. An "Affiliate" shall mean any corporation, partnership, association, trust, business entity, estate or individual who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a Person. "Control" shall mean the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. "Beneficial ownership" shall be defined for purposes of Section 13 of the Securities Exchange Act of 1934, as amended, and the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder.

         A majority of the Board of Directors of the Corporation shall have the authority to determine for the purposes of this Article Eight on the basis of information known to them (i) whether a Person beneficially owns more than any specified percentage of the Common Stock, (ii) whether a Person is an Affiliate of another and (iii) the existence and composition of a Group.

         This Article Eight may not be amended, nor may it be repealed in whole or in part, until authorized by a favorable vote of not less than two-thirds (2/3) of all the votes entitled to be cast thereon by the holders of the issued and outstanding Common Stock of the Corporation entitled to vote unless at the time any such proposed amendment or repeal is submitted to a vote of the stockholders of the Corporation entitled to vote there is no Person beneficially owning or controlling five percent (5%) or more of the Common Stock of the Corporation, in which event this Article Eight may be so amended or repealed by the favorable vote of not less than such number of votes as shall otherwise be required by law at such time to effect such amendment or repeal.

                                  ARTICLE NINE

         (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article Nine or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         (b) If a claim under paragraph (a) of this Article Nine is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                  ARTICLE TEN

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         In Witness Whereof, the Corporation has caused this Restated Certificate of Incorporation to be signed and attested by its duly authorized officers, this 24TH day of July, 1992.


                                       MICHAELS STORES, INC.



                                       By:   /s/ Jack E. Bush
                                           ----------------------------------
                                           Jack E. Bush, President



Attest:

  /s/  Mark V. Beasley
----------------------------------
Mark V. Beasley
Secretary




State of Texas            Section
                          Section
County of Dallas          Section

         Be it remembered that on this 24TH day of July, 1992, personally came before me, LEILANI JACKSON, notary public in and for the State of Texas, JACK
E. BUSH and MARK V. BEASLEY, parties to the foregoing certificate, known to me personally to be such, and duly acknowledged such certificate to be their act and deed, and that the facts therein stated are true.

         Given under my hand and seal of office the day and year aforesaid.



                                               /s/  Leilani Jackson
                                           ----------------------------------
My commission expires:


   9-14-94                                     Leilani Jackson
----------------------------------         ----------------------------------
                                           Printed Name of Notary